SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 28, 2003

THE TALBOTS, INC. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12552 (Commission File Number)	41-1111318 (I.R.S. Employer Identification Number)

One Talbots Drive, Hingham, Massachusetts (Address of Principal Executive Offices)	02043 (Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events and Regulation FD Disclosure.

        On February 28, 2003, Fleet National Bank confirmed that it holds an aggregate of $120,000,000 in various lines of credit for The Talbots, Inc. (the “Company”). The Company and H. James Metscher entered into an Agreement and Release dated as of March 31, 2003.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit 99.1	Letter Agreement concerning credit facilities between Fleet National Bank and the Company dated February 28, 2003.

Exhibit 99.2	Agreement and Release dated as of March 31, 2003 between H. James Metscher and The Talbots, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2003	THE TALBOTS, INC. By: CAROL GORDON STONE —————————————— Carol Gordon Stone Vice President, Corporate Controller

EXHIBIT INDEX

Exhibit No.	Title

Exhibit 99.1	Letter Agreement concerning credit facilities between Fleet National Bank and the Company dated February 28, 2003.

Exhibit 99.2	Agreement and Release dated as of March 31, 2003 between H. James Metscher and The Talbots, Inc.